Exhibit 99.3

Consolidated Balance Sheets
(dollars in millions)

	3/31/2017	12/31/2016	3/31/2016
Assets
Loans	$86,125	$86,038	$60,438
Loans held for sale	1,384	1,104	684
Securities available for sale	18,431	20,212	14,304
Held-to-maturity securities	10,186	10,232	5,003
Trading account assets	921	867	765
Short-term investments	2,525	2,775	5,436
Other investments	689	738	643
Total earning assets	120,261	121,966	87,273
Allowance for loan and lease losses	(870)	(858)	(826)
Cash and due from banks	549	677	474
Premises and equipment	935	978	750
Operating lease assets	563	540	362
Goodwill	2,427	2,446	1,060
Other intangible assets	362	384	57
Corporate-owned life insurance	4,087	4,068	3,557
Derivative assets	578	803	1,065
Accrued income and other assets	4,064	3,864	2,849
Discontinued assets	1,520	1,585	1,781
Total assets	$134,476	$136,453	$98,402

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$55,095	$54,590	$38,946
Savings deposits	6,306	6,491	2,385
Certificates of deposit ($100,000 or more)	5,859	5,483	3,095
Other time deposits	4,694	4,698	3,259
Total interest-bearing deposits	71,954	71,262	47,685
Noninterest-bearing deposits	32,028	32,825	25,697
Deposits in foreign office — interest-bearing	—	—	—
Total deposits	103,982	104,087	73,382
Federal funds purchased and securities sold under repurchase agreements	442	1,502	374
Bank notes and other short-term borrowings	943	808	615
Derivative liabilities	255	636	790
Accrued expense and other liabilities	1,552	1,796	1,410
Long-term debt	12,324	12,384	10,760
Total liabilities	119,498	121,213	87,331

Equity
Preferred stock	1,025	1,665	290
Common shares	1,257	1,257	1,017
Capital surplus	6,287	6,385	3,818
Retained earnings	9,584	9,378	9,042
Treasury stock, at cost	(2,623)	(2,904)	(2,888)
Accumulated other comprehensive income (loss)	(554)	(541)	(213)
Key shareholders’ equity	14,976	15,240	11,066
Noncontrolling interests	2	0	5
Total equity	14,978	15,240	11,071
Total liabilities and equity	$134,476	$136,453	$98,402

Common shares outstanding (000)	1,097,479	1,079,314	842,290

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended
	3/31/2017	12/31/2016	3/31/2016
Interest income
Loans	$877	$898	$562
Loans held for sale	13	11	8
Securities available for sale	95	92	75
Held-to-maturity securities	51	44	24
Trading account assets	7	6	7
Short-term investments	3	5	4
Other investments	4	6	3
Total interest income	1,050	1,062	683

Interest expense
Deposits	58	57	31
Federal funds purchased and securities sold under repurchase agreements	1	1	—
Bank notes and other short-term borrowings	5	3	2
Long-term debt	68	63	46
Total interest expense	132	124	79

Net interest income	918	938	604
Provision for credit losses	63	66	89
Net interest income after provision for credit losses	855	872	515

Noninterest income
Trust and investment services income	135	123	109
Investment banking and debt placement fees	127	157	71
Service charges on deposit accounts	87	84	65
Operating lease income and other leasing gains	23	21	17
Corporate services income	54	61	50
Cards and payments income	65	69	46
Corporate-owned life insurance income	30	40	28
Consumer mortgage income	6	6	2
Mortgage servicing fees	18	20	12
Net gains (losses) from principal investing	1	4	—
Other income (a)	31	33	31
Total noninterest income	577	618	431

Noninterest expense
Personnel	556	648	404
Net occupancy	87	112	61
Computer processing	60	97	43
Business services and professional fees	46	78	41
Equipment	27	30	21
Operating lease expense	19	17	13
Marketing	21	35	12
FDIC assessment	20	23	9
Intangible asset amortization	22	27	8
OREO expense, net	2	3	1
Other expense	153	150	90
Total noninterest expense	1,013	1,220	703
Income (loss) from continuing operations before income taxes	419	270	243
Income taxes	94	38	56
Income (loss) from continuing operations	325	232	187
Income (loss) from discontinued operations, net of taxes	—	(4)	1
Net income (loss)	325	228	188
Less: Net income (loss) attributable to noncontrolling interests	1	(1)	—
Net income (loss) attributable to Key	$324	$229	$188

Income (loss) from continuing operations attributable to Key common shareholders	$296	$213	$182
Net income (loss) attributable to Key common shareholders	296	209	183

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.28	$.2	$.22
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.28	.2	.22

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.27	$.2	$.22
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.27	.19	.22

Cash dividends declared per common share	$.085	$.085	$.075

Weighted-average common shares outstanding (000)	1,068,609	1,067,771	827,381
Effect of common share options and other stock awards	17,931	15,946	7,733
Weighted-average common shares and potential common shares outstanding (000) (c)	1,086,540	1,083,717	835,060

(a)
For the three months ended March 31, 2017, net securities gains (losses) totaled $1 million. For the three months ended December 31, 2016, net securities gains (losses) totaled $6 million. For the three months ended March 31, 2016, net securities gains (losses) totaled less than $1 million. For the three months ended March 31, 2017, December 31, 2016, and March 31, 2016, Key did not have any impairment losses related to securities.

(b)
For the twelve months ended December 31, 2016 and December 31, 2015, net securities gains (losses) totaled less than $1 million. For the twelve months ended December 31, 2016, and December 31,2015, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.